EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-46836, 333-64799, 333-169276 and 333-180829) of Alteva, Inc. of our report dated March 18, 2013, except for Note 1, which is dated March 28, 2014 relating to the consolidated financial statements of Alteva, Inc., which appears in this Annual Report on Form 10-K of Alteva, Inc. for the year ended December 31, 2013.

Our report included an explanatory paragraph relating to the Company’s restatement of its 2012 consolidated financial statements.

/s/ WithumSmith+Brown, PC
Princeton, New Jersey
March 28, 2014